UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For registration of certain classes of securities

pursuant to Section 12 (b) or (g) of the Securities Exchange Act of 1934

NEXTEST SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (after reincorporation) California (prior to reincorporation)	77-0470150
(State of incorporation or organization)	(IRS Employer Identification No.)

1901 Monterey Road, San Jose, California	94089
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-130100

(if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not applicable	Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered

A description of the Common Stock, par value $0.001 per share, of Nextest Systems Corporation, a California corporation that will be reincorporated as a Delaware corporation (the “Registrant”), to be registered hereunder is contained under the caption “Description of Capital Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (“SEC”) on December 2, 2005, as amended on January 27, 2006, February 23, 2006, March 2, 2006, March 3, 2006 and March 21, 2006 (SEC File No. 333-130100), and by any other amendments to such Registration Statement on Form S-1 (collectively, the “Registration Statement”) and any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended, each of which is hereby incorporated by reference.

Item 2. Exhibits

The following exhibits are filed as a part of the registration statement:

1.	California Amended and Restated Articles of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.1 of the Registration Statement (as defined above).

2.	California Bylaws of the Registrant, incorporated by herein by reference to Exhibit 3.2 of the Registration Statement (as defined above).

3.	Form of Delaware Amended and Restated Certificate of Incorporation of the Registrant to be effective upon completion of the offering, incorporated herein by reference to Exhibit 3.3 of the Registration Statement (as defined above).

4.	Form of Delaware Amended and Restated Bylaws of the Registrant to be effective upon completion of the offering, incorporated herein by reference to Exhibit 3.4 of the Registration Statement (as defined above).

5.	Delaware Amended and Restated Certificate of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.5 of the Registration Statement (as defined above).

6.	Specimen certificate for Registrant’s Common Stock, incorporated herein by reference to Exhibit 4.1 of the Registration Statement (as defined above).

7.	Information and Registration Rights Agreement by and among Nextest Systems Corporation and certain holders of preferred stock, dated as of November 27, 2001, incorporated herein by reference to Exhibit 4.2 of the Registration Statement (as defined above).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 21, 2006	NEXTEST SYSTEMS CORPORATION

	By:	/s/ Robin Adler
Robin Adler
Chief Executive Officer